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                                                                      Director's
                                                                          Option
                                                                     1998-Annual

                           RJR NABISCO HOLDINGS CORP.

           EQUITY INCENTIVE AWARD PLAN FOR DIRECTORS AND KEY EMPLOYEES

                 OF RJR NABISCO HOLDINGS CORP. AND SUBSIDIARIES

                             STOCK OPTION AGREEMENT
                           ---------------------------

                           DATE OF GRANT: May 13, 1998


                              W I T N E S S E T H :


         1. Grant of Option. Pursuant to the provisions of the Equity Incentive Award Plan for Directors and Key Employees of RJR Nabisco Holdings Corp. and Subsidiaries (the "Plan"), RJR Nabisco Holdings Corp. (the "Company") on the above date has granted to

                      FIRSTNAME LASTNAME (the "Optionee"),

subject to the terms and conditions which follow and the terms and conditions of the Plan, the right and option to exercise from the Company a total of

                               STOCK_OPTION shares

of Common Stock, par value $.01 per share, of the Company, at the exercise price of $27.438 per share (the "Option"). A copy of the Plan is attached and made a part of this Agreement with same effect as if set forth in the Agreement itself. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

         2.  Exercise of Option.

         (a) Shares may be purchased by giving the Corporate Secretary of the Company written notice of exercise, on a form prescribed by the Company, specifying the number of whole shares to be purchased. The notice of exercise shall be accompanied by:

                  (i) tender to the Company of cash for the full purchase price of the shares with respect to which such Option or portion thereof is exercised; together with payment for taxes pursuant to Section 9 herein; or


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                  (ii) the unsecured, demand borrowing by the Optionee from the
                  Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instruction from the Optionee to sell the shares exercised on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. If the shares purchased upon the exercise of an Option or a portion thereof cannot be sold for a price equal to or greater than the full exercise price plus direct costs of the sales, then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell said shares on the open market. The broker-dealer will remit proceeds of the sale to the Company which will remit net proceeds to the Optionee after repayment of the borrowing, deduction of costs, if any, and withholding of taxes. The Optionee's borrowing from the Company on an open account shall be a personal obligation of the Optionee which shall bear interest at the published Applicable Federal Rate (AFR) for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Optionee whose election hereunder shall constitute instruction to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Optionee agrees that if this broker-dealer exercise method under this paragraph is used, the Optionee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Optionee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand.

         (b) This Option shall be exercisable in three installments. The first installment shall be exercisable on the first anniversary following Date of Grant for 33% of the number of shares of Common Stock subject to this option. Thereafter, on each subsequent anniversary, an installment shall become exercisable for 33% and 34%, respectively, of the number of shares subject to this Option until the Option has become fully exercisable. To the extent that any of the above installments is not exercised when it becomes exercisable, it shall not expire, but shall continue to be exercisable at any time thereafter until this Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only.


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         (c)      This Option shall not be exercisable prior to six months after the Date of Grant.

         (d) If any shares of the Common Stock are to be disposed of in accordance with Rule 144 under the Securities Act of 1933 or otherwise, the Optionee shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

         3. Rights in the Event of Resignation or Non-Election to the Board. Except as may be otherwise provided in this Section 3, after the Optionee's resignation or non-election to the Board of Directors of the Company (the "Board"), the Option shall not become exercisable as to any shares in addition to those already exercisable pursuant to the schedule described in Section 2(b). Notwithstanding the foregoing, if a non-election of the Optionee to the Board is due to death or Permanent Disability (as defined in the Company's Long Term Disability Plan), the Option shall immediately become exercisable as to all shares.

         4. Expiration of Option. The Option shall expire or terminate and may not be exercised to any extent by the Optionee after the tenth anniversary of the Date of Grant.

         5. Transferability. Other than as specifically provided with regard to the death of the Optionee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Optionee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Optionee.

         6. Consideration to the Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company, with such duties and responsibilities as shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any Subsidiary as a director or in any other capacity or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and their respective shareholders, which are hereby expressly reserved, in connection with the removal of the Optionee from the Board of Directors of the Company or any Subsidiary at any time for any reason whatsoever, with or without cause, subject to applicable law and the relevant certificate of incorporation and bylaws.

         7. Adjustments in Option. In the event that the outstanding shares of the Common Stock subject to the Option are, from time to time, changed into or exchanged


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for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable. Any adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

         8. Application of Laws. The granting and the exercise of this Option and the obligations of the Company to sell and deliver shares hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals of any governmental agencies as may be required.

         9. Taxes. Any taxes required by federal, state, or local laws to be withheld by the Company on exercise by the Optionee of the Option for Common Stock, shall be paid to the Company before delivery of the Common Stock is made to the Optionee. When the Option is exercised under the broker-dealer exercise method, the full amount of any taxes required to be withheld by the Company on exercise of stock options shall be deducted by the Company from the proceeds.

         10. Notices. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013, and any notice required to be given hereunder to the Optionee shall be sent to the Optionee's address as shown on the records of the Company.

         11. Administration and Interpretation. In consideration of the grant, the Optionee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.


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         12.  Other Provisions.

         (a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

         (b) This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         (c) THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the date of Grant first above written.

                                               RJR NABISCO HOLDINGS CORP.


                                               By
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                                                      Authorized Signatory



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          Optionee


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            Date


Optionee's Taxpayer Identification Number:


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Optionee's Home Address:


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